    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 29, 1998.



                                                      REGISTRATION NO. 333-49857

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------
                                AMENDMENT NO. 1
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ----------------------
                            RSL COMMUNICATIONS, LTD.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


          BERMUDA                     4813                       N/A
      (STATE OR OTHER           (PRIMARY STANDARD          (I.R.S.EMPLOYER
      JURISDICTION OF              INDUSTRIAL           IDENTIFICATION NUMBER)
     INCORPORATION OR      CLASSIFICATION CODE NUMBER)
       ORGANIZATION)         ----------------------
                                 CLARENDON HOUSE
                                  CHURCH STREET
                             HAMILTON HM CX BERMUDA
                                 (441) 295-2832
                             (ADDRESS AND TELEPHONE
                                    NUMBER OF
                             REGISTRANT'S PRINCIPAL
                               EXECUTIVE OFFICES)

                             ----------------------

                                 ITZHAK FISHER
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                      RSL COMMUNICATIONS, N. AMERICA, INC.
                          767 FIFTH AVENUE, SUITE 4300
                               NEW YORK, NY 10153
                                 (212) 317-1800
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)
                             ----------------------

                                    Copy to:


                           GEORGE E.B. MAGUIRE, ESQ.
                              DEBEVOISE & PLIMPTON
                                875 THIRD AVENUE
                               NEW YORK, NY 10022
                             ----------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

    If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

                            ----------------------


                       CALCULATION OF REGISTRATION FEE(1)


                                                                                                    PROPOSED MAXIMUM
                                                                                PROPOSED MAXIMUM       AGGREGATE
         TITLE OF EACH CLASS OF                       AMOUNT TO BE               OFFERING PRICE         OFFERING
      SECURITIES TO BE REGISTERED                    REGISTERED(2)                PER UNIT(2)           PRICE(2)
                                                      $200,000,000
 9 1/8% Senior Exchange Notes due 2008              principal amount                  100%            $200,000,000
  Guarantee of 9 1/8% Senior Exchange
             Notes due 2008                               N/A                         N/A                 N/A
                                            $328,084,000 principal amount at
 10 1/8% Senior Discount Exchange Notes      maturity ($202,361,150 initial
                due 2008                            accreted value)                   100%            $202,361,150
  Guarantee of 10 1/8% Senior Discount
        Exchange Notes due 2008                           N/A                         N/A                 N/A
                                           DM296,000,000 principal amount at
 10% Senior Discount Exchange Notes due     maturity (DM183,023,147 initial                          DM183,029,147
                  2008                              accreted value)                   100%           ($99,429,132)
    Guarantee of 10% Senior Discount
        Exchange Notes due 2008                           N/A                         N/A                 N/A

                                             AMOUNT OF

         TITLE OF EACH CLASS OF            REGISTRATION
      SECURITIES TO BE REGISTERED             FEE(3)
 9 1/8% Senior Exchange Notes due 2008       $19,664.7
  Guarantee of 9 1/8% Senior Exchange
             Notes due 2008                     (4)
 10 1/8% Senior Discount Exchange Notes
                due 2008                     $19,896.9
  Guarantee of 10 1/8% Senior Discount
        Exchange Notes due 2008                 (4)
 10% Senior Discount Exchange Notes due
                  2008                       $9,776.2
    Guarantee of 10% Senior Discount
        Exchange Notes due 2008                 (4)



(1) The registration fee was paid concurrently with the original filing of registration statement 333-49857 on April 10, 1998.


(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f) under the Securities Act of 1933. The translation of deutsche marks into U.S. Dollars has been made at the noon buying rate on April 7, 1998 of $1=DM1.8408.


(3) Based on one-third of the principal amount of the notes offered pursuant to Rule 457(f)(2) under the Securities Act of 1933.


(4) Pursuant to Rule 457(n) under the Securities Act of 1933, no registration fee is payable with respect to the Guarantees.

                             ----------------------


    The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on the 29th day of April, 1998.



                                          RSL COMMUNICATIONS, LTD.




                                          By:        /S/ ITZHAK FISHER
                                             ----------------------------------
                                                        Itzhak Fisher
                                                President and Chief Executive
                                                         Officer


                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Itzhak Fisher his true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and reform each and every act and thing requisite or necessary to be done in and about the premises, as person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


         SIGNATURE                        TITLE                      DATE
----------------------------   ----------------------------   ------------------

   /S/ RONALD S. LAUDER       DIRECTOR AND CHAIRMAN OF THE       APRIL 29, 1998
----------------------------  BOARD OF DIRECTORS
     (RONALD S. LAUDER)


   /S/ ITZHAK  FISHER          DIRECTOR, PRESIDENT AND           APRIL 29, 1998
----------------------------   CHIEF EXECUTIVE OFFICER
     (ITZHAK FISHER)           (PRINCIPAL EXECUTIVE
                               OFFICER)

  /S/ ANDREW  GASPAR           DIRECTOR AND VICE CHAIRMAN        APRIL 29, 1998
----------------------------   OF THE BOARD OF DIRECTORS
      (ANDREW GASPAR)

            *                  DIRECTOR, EXECUTIVE VICE          APRIL 29, 1998
----------------------------   PRESIDENT, CHIEF FINANCIAL
    (JACOB Z. SCHUSTER)        OFFICER, ASSISTANT SECRETARY
                               AND TREASURER
                               (PRINCIPAL FINANCIAL
                               OFFICER)

         SIGNATURE                        TITLE                      DATE
----------------------------   ----------------------------   ------------------
                     *         VICE PRESIDENT-FINANCE,          APRIL 29, 1998
----------------------------   GLOBAL CONTROLLER AND
    (MARK J. HIRSCHHORN)       ASSISTANT SECRETARY
                               (CONTROLLER AND PRINCIPAL
                               ACCOUNTING OFFICER)

 /S/ GUSTAVO A. CISNEROS       DIRECTOR                         APRIL 29, 1998

----------------------------
   (GUSTAVO A. CISNEROS)

            *                  DIRECTOR                         APRIL 29, 1998
----------------------------
    (FRED H. LANGHAMMER)

            *                  DIRECTOR                         APRIL 29, 1998
----------------------------
    (LEONARD A. LAUDER)

 /S/ EUGENE SEKULOW           DIRECTOR                          APRIL 29, 1998
----------------------------
   (EUGENE SEKULOW)

          *                   DIRECTOR                          APRIL 29, 1998
----------------------------
   (NICOLAS G. TROLLOPE)

   *By: /S/ ITZHAK FISHER
       ----------------------
          ITZHAK FISHER,
      Attorney-in-fact


                                      II-9